EXECUTIVE  OFFICER  SALARY/BONUS  AGREEMENT


     This Agreement is entered into this 15 day of April, 1998, effective as of the 1st day of January, 1998, by and between Casino Magic Corp. (the "Company") and Jay S. Osman (the "Employee").

     RECITALS
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     A.     The Employee is employed by the Company as its Treasurer and Chief
Financial  Officer.

     B. The Company and the Employee are parties to an Employment Agreement dated October 2, 1995, which has an initial termination date (as extended) of October 10, 1998 (the "Employment Agreement").

     C. Under the Employment Agreement, Employee is entitled to a salary at the annual rate of $200,000 in 1998, and is currently being paid a salary at the annual rate of $210,000.

     D. Employee is desirous of participating in the Company's 1998 Executive Officer Bonus Plan (the "Plan"), a copy of which has been provided to Employee.

     E. The Compensation Committee has adopted resolutions regarding the payment of bonuses to Employee under the Plan.

     AGREEMENT
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     Accordingly,  the  Company  and  Employee  agree  as  follows:

     1.        Bonus Plan.  Employee shall be a Participant in the Plan, based
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upon  the  resolutions of the Compensation Committee adopted on March 20, 1998
(the "Resolutions"), a copy of which Resolutions has been provided to Employee.

     2.          Salary.  The Company shall pay and the Employee will accept a
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salary at the annual rate of $178,500 in semi-monthly installments, commencing
April  1,  1998,  through  December  31,  1998.

     3.        Maximum Compensation.  Employee shall be entitled to retain all
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amounts  of  salary paid through March 31, 1998 based upon the annual rate set forth in paragraph C of the Recitals; provided that no amount of Bonus (as defined under the Plan) shall be paid to Employee which would result in Employee receiving, at any time for the calendar year 1998, an amount which exceeded (i) the salary payable at the rate set forth in paragraph 2, as if paid in semi-monthly installments commencing January 1, 1998, plus (ii) the amount of any Bonus earned under the Plan.

     4.      Superseding Effect.  This Agreement shall amend and supersede the
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provisions  of  all other agreements between the Company and Employee relating to the amount of Employee's base salary, including that contained in the salary provision of the Employment Agreement, and eliminates and voids Section 1(c) of the Employment Agreement relating to a two year renewal of Employee's
employment.   Except for provisions relating to salary and Section 1(c) of the
Employment Agreement, all written agreements between the Company and Employee shall remain in full force and effect.



     5.          Acknowledgement  by  Employee.  Employee acknowledges that by
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executing  this  Agreement,  Employee is accepting a salary payable at a lower rate than he would otherwise be entitled, and that the criteria for the payment of a Bonus under the Plan and Resolutions may not be met at one or more times for the calendar year 1998, and that as a result, Employee's compensation in 1998 may be less than that which he would have gotten had he not executed this Agreement.

     6.     No Guaranty of Employment.  Nothing in this Agreement, the Plan or
            -------------------------
the Resolutions shall be construed as an agreement for continued employment of Employee, and Employee acknowledges that, except as may be provided under any other written agreement between the Company and Employee, Employee is an at-will employee of the Company subject to termination with or without cause upon notice.

     7.          Waiver.  No waiver of any term, condition or covenant of this
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Agreement by a party shall be deemed to be a waiver of any subsequent breaches of  the  same  or  other  terms, covenants or conditions hereof by such party.

     8.         Counterparts.  This Agreement may be executed in counterparts,
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each  of  which  shall  be deemed to be an original, and all such counterparts shall  constitute  one  instrument.

     9.      Construction. Whenever possible, each provision of this Agreement
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shall  be  interpreted  in  such  manner  as  to  be  effective or valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.          Applicable  Law.    This Agreement shall be governed by, and
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construed  in  accordance  with,  the  laws  of  the  state  of  Mississippi.

     11.       Attorneys Fees.  In the event a judgment is entered against any
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party  hereto  in a court of competent jurisdiction based upon a breach of the terms of this Agreement, the prevailing party shall be entitled to receive, as part of any award, the amount of reasonable attorney's fees and expenses incurred by the prevailing party in such action. A party shall be deemed to have prevailed if the judgment entered (without including attorney's fees and expenses) is more favorable to that party than any offer of settlement made to that party within twenty days after the services of the complaint in such action.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CASINO  MAGIC  CORP.                                                  EMPLOYEE


By:          _________________________________
_________________________________
     James  E.  Ernst,  President                                 Jay S. Osman